       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2003
                                                    REGISTRATION NO. ___________

================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 -------------

                            MARATHON OIL CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                     25-0996816
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)

          5555 SAN FELIPE ROAD
             HOUSTON, TEXAS                                   77056-2723
(Address of Principal Executive Offices)                       (Zip Code)

            MARATHON OIL CORPORATION 2003 INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                          WILLIAM F. SCHWIND, JR., ESQ.
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                              5555 SAN FELIPE ROAD
                            HOUSTON, TEXAS 77056-2723
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (713) 629-6600

                                 -------------

                                    COPY TO:
                              R. JOEL SWANSON, ESQ.
                               BAKER BOTTS L.L.P.
                              3000 ONE SHELL PLAZA
                                  910 LOUISIANA
                            HOUSTON, TEXAS 77002-4995
                                 (713) 229-1330
                               FAX: (713) 229-1522

                                 -------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                  PROPOSED         PROPOSED
                                                                   MAXIMUM         MAXIMUM
                                                                  OFFERING        AGGREGATE            AMOUNT OF
          TITLE OF SECURITIES                 AMOUNT TO BE          PRICE          OFFERING          REGISTRATION
           TO BE REGISTERED                   REGISTERED(1)       PER SHARE         PRICE                 FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value per share     20,000,000 shares     $22.665(2)     $453,300,000(2)       $36,672(2)
-----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions or by reason of antidilution provisions of the Marathon Oil Corporation 2003 Incentive Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on April 25, 2003. In addition, pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee required in connection with this Registration Statement by
     (i) $19,808 previously paid by the Registrant in connection with the registration of 2,284,684 shares of Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-86847) filed with the Securities and Exchange Commission (the "SEC") on September 10, 1999 and (ii) $16,864 previously paid by the Registrant in connection with the registration of 2,337,353 shares of Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-55902) filed with the SEC on February 20, 2001; in each case which have not been issued and which have been or will be deregistered pursuant to post-effective amendments to such registration statements filed on the date hereof. Accordingly, no filing fee is being paid in connection herewith.

                             INTRODUCTORY STATEMENT

                  Marathon Oil Corporation, formerly known as USX Corporation (the "Registrant" or the "Company"), is filing this Registration Statement on Form S-8 relating to its Common Stock, par value $1.00 per share (the "Common Stock"), issuable pursuant to the terms of the Marathon Oil Corporation 2003 Incentive Compensation Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by the Company (File No. 1-5153) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

                  (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

                  (2) the Company's Current Report on Form 8-K dated January 31, 2003, as filed with the Commission on January 31, 2003;

                  (3) the description of the Common Stock contained in the Company's Current Report on Form 8-K dated April 21, 2003, as filed with the Commission on April 21, 2003, as that description may be updated from time to time; and

                  All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware General Corporation Law

                  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or an officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

                  Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and Bylaws

                  Article Eleventh of the Company's restated certificate of incorporation states that:

                           No director shall be personally liable to the
                 Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except
                 (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  In addition, Article V of the Company's by-laws provides that the Company shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is made or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all expenses, liability and loss reasonably incurred or suffered by such person. The Company shall indemnify any person seeking indemnity in connection with a proceeding initiated by such person only if the proceeding was authorized by the Company's board of directors.

Indemnification Agreements and Insurance

                  Agreements the Company may enter into with underwriters, dealers and agents who participate in the distribution of securities of the Company may contain provisions relating to the indemnification of the Company's officers and directors.

                  The Company also maintains directors' and officers' liability insurance for its directors and officers that protects them from certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company.

                  The Company maintains insurance policies under which the Company's directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8. EXHIBITS.

                  The following documents are filed as a part of this Registration Statement or incorporated by reference herein:


EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
------                       ----------------------
4.1      Restated Certificate of Incorporation (incorporated by reference herein to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the
         year ended December 31, 2001 (File No. 1-05153)).

4.2 By-laws (incorporated by reference herein to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31,
         2002 (File No. 1-05153)).

4.3 Specimen of Common Stock certificate (incorporated by reference herein to Exhibit 4.3 to the Company's Registration Statement on Form S-3
         (Reg. No. 333-88797)).

4.4      Form of Marathon Oil Corporation 2003 Incentive Compensation Plan
         (incorporated by reference herein to Appendix C of the Company's
         Notice of Annual Meeting of Stockholders and Proxy Statement 2003 dated
         March 10, 2003).

*5.1     Opinion of Baker Botts L.L.P.

*23.1    Consent of PricewaterhouseCoopers LLP.

*23.2    Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

*24.1    Powers of Attorney.

---------

*  Filed herewith.

ITEM 9. UNDERTAKINGS.

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that the undertakings set forth in
                  paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 1, 2003.


                                       MARATHON OIL CORPORATION
                                       (Registrant)



                                       By:   /s/ Clarence P. Cazalot, Jr.
                                          --------------------------------------
                                                 Clarence P. Cazalot, Jr.
                                           President and Chief Executive Officer



                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on May 1, 2003.


        SIGNATURE                                 TITLE
        ---------                                 -----
/s/ Clarence P. Cazalot, Jr.       President, Chief Executive Officer and
----------------------------       Director (Principal Executive Officer)
    Clarence P. Cazalot, Jr.

   /s/ John T. Mills                      Chief Financial Officer
----------------------------           (Principal Financial Officer)
       John T. Mills

  /s/ Albert G. Adkins             Vice President-Accounting and Controller
----------------------------            (Principal Accounting Officer)
      Albert G. Adkins


/s/ Charles F. Bolden, Jr.*                     Director
----------------------------
    Charles F. Bolden, Jr.



   /s/ David A. Daberko*                        Director
----------------------------
     David A. Daberko



   /s/ William L. Davis*                        Director
----------------------------
     William L. Davis

        SIGNATURE                                 TITLE
        ---------                                 -----
/s/ Dr. Shirley Ann Jackson*                    Director
----------------------------
  Dr. Shirley Ann Jackson



     /s/ Philip Lader*                          Director
----------------------------
       Philip Lader


    /s/ Charles R. Lee*                         Director
----------------------------
      Charles R. Lee



   /s/ Dennis H. Reilley*                       Director
----------------------------
     Dennis H. Reilley



   /s/ Seth E. Schofield*                       Director
----------------------------
     Seth E. Schofield



     /s/ Thomas J. Usher*               Chairman of the Board
----------------------------
       Thomas J. Usher



   /s/ Douglas C. Yearley*                      Director
----------------------------
     Douglas C. Yearley



*By: /s/ John T. Mills
    -----------------------
         John T. Mills
       Attorney in Fact

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
------                       ----------------------
4.1      Restated Certificate of Incorporation (incorporated by reference herein to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the
         year ended December 31, 2001 (File No. 1-05153)).

4.2 By-laws (incorporated by reference herein to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31,
         2002 (File No. 1-05153)).

4.3 Specimen of Common Stock certificate (incorporated by reference herein to Exhibit 4.3 to the Company's Registration Statement on Form S-3
         (Reg. No. 333-88797)).

4.4      Form of Marathon Oil Corporation 2003 Incentive Compensation Plan
         (incorporated by reference herein to Appendix C of the Company's Notice of Annual Meeting of Stockholders and Proxy Statement 2003 dated March
         10, 2003).

*5.1     Opinion of Baker Botts L.L.P.

*23.1    Consent of PricewaterhouseCoopers LLP.

*23.2    Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

*24.1    Powers of Attorney.

---------

*  Filed herewith.